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EXHIBIT 23.1


            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in the Registration Statements of Rim Semiconductor Company and Subsidiaries (formerly New Visual Corporation and Subsidiaries) on Forms S-3 (File No. 333-58874) and S-8 (File Nos. 333-68716 and 333-102900) of our report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, dated January 28, 2006, with respect to our audits of the consolidated financial statements of Rim Semiconductor Company and Subsidiaries (formerly New Visual Corporation and Subsidiaries) as of October 31, 2005 and 2004 and for the years then ended appearing in the Annual Report on Form 10-KSB of Rim Semiconductor Company and Subsidiaries (formerly New Visual Corporation and Subsidiaries) for the year ended October 31, 2005. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


                                         /s/ MARCUM & KLIEGMAN LLP
                                         -------------------------
                                         Marcum & Kliegman LL{


New York, New York
January 28, 2006